Exhibit 12

                               THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                        SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        -------------------------------------------------------------

                                                              Fiscal Year Ended September 30,
                                                     ---------------------------------------------
                                            2003          2002            2001           2000          1999
                                            ----          ----            ----           ----          ----
                                                                 (Thousands of Dollars)

Income before interest
  charges and income taxes                 $80,185       $60,440         $73,742        $64,078       $61,016
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       2,873         2,662             313            310           301
                                     -------------------------------------------------------------------------
           Total Earnings                  $83,058       $63,102         $74,055        $64,388       $61,317
                                     =========================================================================


Interest on long-term debt                 $20,169       $20,820         $18,372        $15,164       $13,966
Other Interest                               6,717         4,989          10,067          8,844         6,627
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       2,873         2,662             313            310           301
                                     -------------------------------------------------------------------------
           Total Fixed Charges             $29,759       $28,471         $28,752        $24,318       $20,894
                                     =========================================================================


Ratio of Earnings to Fixed
  Charges                                     2.79          2.22            2.58           2.65          2.93

                                               LACLEDE GAS COMPANY

                        SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        -------------------------------------------------------------

                                                              Fiscal Year Ended September 30,
                                                     ---------------------------------------------
                                            2003          2002            2001           2000          1999
                                            ----          ----            ----           ----          ----
                                                                 (Thousands of Dollars)

Income before interest
  charges and income taxes                 $76,274       $56,154         $73,742        $64,078       $61,016
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         457           315             313            310           301
                                     -------------------------------------------------------------------------
           Total Earnings                  $76,731       $56,469         $74,055        $64,388       $61,317
                                     =========================================================================

Interest on long-term debt                 $20,169       $20,820         $18,372        $15,164       $13,966
Other Interest                               3,752         4,285          10,067          8,844         6,627
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         457           315             313            310           301
                                     -------------------------------------------------------------------------
           Total Fixed Charges             $24,378       $25,420         $28,752        $24,318       $20,894
                                     =========================================================================

Ratio of Earnings to Fixed
  Charges                                     3.15          2.22            2.58           2.65          2.93

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